UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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OWENS-ILLINOIS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

O-I Announces Intent to Adjourn Annual Meeting Of Share Owners

Meeting to be adjourned to May 26, 2016 for share owners to review Company’s amended annual report

PERRYSBURG, Ohio (May 10, 2016) — Owens-Illinois, Inc. (NYSE: OI), the world’s leading glass container producer, announced today that it intends to call to order and then immediately adjourn its annual meeting of share owners to be held in Plaza 2 of the O-I World Headquarters, Perrysburg, Ohio, on Thursday, May 12, 2016, at 9:00 a.m., local time. The adjournment of the annual meeting of share owners will be until 9:00 a.m., local time on Thursday, May 26, 2016 in Plaza 4 of the O-I World Headquarters.

The Company previously announced that it intends to file restated financial statements for the years ended December 31, 2015, 2014 and 2013 contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 (the “2015 Annual Report”) to reflect the effects of its revised method for estimating its total asbestos-related liability. The Company currently expects to file the amended 2015 Annual Report on or prior to Monday, May 16, 2016. The Company is adjourning the annual meeting to allow share owners sufficient time to review the amended 2015 Annual Report.

Share owners of record may submit their votes for matters to be considered at the annual meeting until the polls are formally closed. Share owners who have already voted in accordance with the instructions contained in the proxy statement and related materials do not need to submit new proxy cards or give new voting instructions unless they wish to change their votes. Share owners who have not yet voted can still use the proxy cards and voting instruction forms previously provided to them. The Company’s Board of Directors encourages all share owners to review the proxy statement and amended 2015 Annual Report carefully before voting.

About O-I

Owens-Illinois, Inc. (NYSE: OI) is the world’s largest glass container manufacturer and preferred partner for many of the world’s leading food and beverage brands. The Company had revenues of $6.2 billion in 2015 and employs 27,000 people at 80 plants in 23 countries. With global headquarters in Perrysburg, Ohio, O-I delivers safe, sustainable, pure, iconic, brand-building glass packaging to a growing global marketplace. For more information, visit o-i.com.

INVESTOR CONTACT

Sasha Sekpeh, 567-336-5128 — O-I Investor Relations

Kristin Kelley, 567-336-2395 — O-I Corporate Communications

Forward-looking Statements

This document contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Forward-looking statements reflect the Company’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward looking statements. The Company’s management has not yet completed its assessment of the error in the previously filed financial reports discussed in this document. In addition, the Company may not be able to file the amended 2015 Annual Report in the time frame expected. Any forward-looking statements in this document are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. While the Company continually reviews trends and uncertainties affecting the Company’s results of operations and financial condition, the Company does not assume any obligation to update or supplement any particular forward-looking statements contained in this document.